EMPLOYMENT AGREEMENT


AGREEMENT dated as of April 19, 1999 ("Commencement Date) by and between CareAdvantage, Inc. ("Company") and Dennis J. Mouras ("Employee").

1. Employment. Company agrees to employ Employee, and Employee agrees to be so employed, in the capacity of Senior Vice President for Marketing and Sales at the Company's headquarters, and shall have the duties customary to such office and such ancillary and other duties as the President and Chief Operating Officer shall reasonably determine.

2.Time and Efforts. Employee shall diligently and conscientiously devote his full and exclusive time and attention and best efforts in discharging his duties as Senior Vice President for Marketing and Sales.

3.  Compensation.

         3.1 Salary. Commencing upon the Commencement Date, the Company shall pay Employee compensation for his services at an annual rate of $225,000. This amount shall be paid in bi-weekly installments. The Company shall deduct from all compensation due the Employee applicable payroll taxes, withholding taxes and other required amounts.

         3.2 Commissions. As additional compensation, the Company agrees to pay Employee sales commissions with respect to contracts for new clients entered into during Employee's employment ("New Contracts") (excluding any contract that may be entered into between the Company and the New York City Health and Hospitals Corporation) in an amount equal to two and one-half (2.5%) percent of collected revenues with respect to the first year such New Contracts remain in effect. In addition, in the event (i) the Company collects revenues on account of a New Contract with respect to such contract's second year, (ii) such collected revenues exceed the collected revenues with respect to the first year, and (iii) a portion of such collected revenues are attributable to (A) a population not serviced by the Company during the entirety of such first year, or (B) a product not provided by the Company during the entirety of the first year, then the Company agrees to pay you commissions with respect to the second year in an amount equal to two and one-half (2.5%) percent of the smaller of (1) such portion of collected revenues attributable to such new population or product, or (2) the amount by which collected revenues for the second year exceed collected revenues for the first year. Notwithstanding anything herein to the contrary, the Company shall not pay Employee aggregate commissions in excess of $150,000 with respect to any New Contract; provided, however, the Company shall not pay Employee aggregate commissions in excess of $100,000 with respect to any contract that may be entered into between the Company and Michigan Blue Cross and Blue Shield. The Company shall pay commissions due to the Employee monthly, with commissions on account of any month to be paid the month following the month in which the Company collects revenues. The Company shall deduct from all commissions due the Employee applicable payroll taxes, withholding taxes and other required amounts.

4. Stock Options and Fringe Benefits. The Company shall provide the Employee with the stock options and fringe benefits as described in Exhibit A.

5. Expense Reimbursement. The Company shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses in any form required by the Company.

6. Term. Except as otherwise provided, this Agreement shall be for a one-year term ending on the anniversary of the Commencement Date and shall renew for successive one-year terms unless at least sixty (60) days prior to an anniversary of the Commencement Date either party gives notice to the contrary.


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7.       Termination Without Cause.

         (a) The Company may without cause terminate this Agreement at any time by notifying the Employee of such termination. In such event, the Employee shall continue to render his services and shall be paid salary and commissions in accordance with Sections 3.1 and 3.2 respectively up to the date of termination. Thereafter, (i) the Employee shall receive no salary under Section 3.1; and (ii) the Employee shall be entitled to receive commissions provided by Section 3.2 on account of sales closed prior to his termination. In the event the Employee is terminated without cause following a "change of control" of the Company, then the preceding sentence shall be applied by substituting for clause (i) the following: "(i) the Employee shall receive salary in accordance with Section 3.1 for six (6) months following the date of termination; and". For purposes of this section, "change of control" shall mean any of the following events: (a) the Company sells substantially all of its assets (regardless of whether this Agreement is assigned in connection with such sale); (b) at least 50 percent of the vote or 50 percent of the value of the Company's stock is sold, exchanged, or otherwise disposed of, in one transaction; or (c) there is a merger or consolidation of the Company in a transaction in which the Company's stockholders receive 50 percent or less of the outstanding vote or value in the new or continuing Company.

         (b) The Employee may without cause terminate this Agreement by giving sixty (60) days' written notice to the Company. In such event, the Employee shall continue to render his services and shall be paid salary and commissions in accordance with Sections 3.1 and 3.2 respectively up to the date of termination. Thereafter, (i) the Employee shall receive no salary under Section 3.1; and (ii) the Employee shall receive no commissions with respect to revenues collected by the Company during the month in which the date of termination occurs or thereafter.

8. Termination With Cause. The Company may for cause terminate this Agreement at any time by notifying the Employee of such termination and the cause therefor, which cause may include, but not be limited, to death and disability. In such event, Section 7 shall not apply, and the Employee shall receive no salary under
Section 3.1 after the date of termination; and, in the event such termination is for a reason other than death or disability, the Employee shall receive no commissions with respect to revenues collected by the Company during the month in which the date of termination occurs or thereafter.


9. Confidentiality, Invention and Non-Solicitation Agreement. Simultaneously with the execution of this Agreement, the parties shall execute the agreement entitled "Confidentiality, Invention and Non-Solicitation Agreement."

10. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

         If to Company:

                  President & Chief Operating Officer
                  CareAdvantage, Inc.
                  485-C Route 1 South
                  Iselin, New Jersey 08830

         If to Employee:

                  35 South Second Street
                  Surf City, New Jersey 08008

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of New Jersey.

12. Amendments. This Agreement may be amended only in writing, signed by both parties.

13. Non-Waiver. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

14. Binding Effect. The provisions of this Agreement, which shall replace all other letters and agreements between Employee and Company regarding the subject matter hereof, shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.

         IN WITNESS WHEREOF, Company has by its appropriate officers, signed and affixed its seal and Employee has signed and sealed this Agreement.


CAREADVANTAGE, INC.                          DENNIS J. MOURAS

By: /S/  Richard W. Freeman                  /S/  Dennis J. Mouras
    ---------------------------              -------------------------

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                                    EXHIBIT A

                        STOCK OPTIONS AND FRINGE BENEFITS




1. Stock Options. Subject to approval by the Company's Board of Directors (or an appropriate committee thereof), Employee shall be granted incentive stock options in the Company to purchase 800,000 shares of the Company's Common Stock on such terms and conditions as the Company's Board of Directors (or an appropriate committee thereof) may determine in its sole discretion.

2. Fringe Benefits. The Employee shall be entitled to the following fringe benefits:

(a)  vacation  leave in the amount of 20 days per year,  accruing at the rate of
     1.67 days per month;

(b) other leave (sick leave, personal time, and holidays) in the amount and on the same terms and conditions as provided to other employees of the Company;

(c) medical insurance, life insurance, and participation in the Company's 401(k) plan on the same terms and conditions as these benefits are provided to other employees of the Company; and

(d)  disability   insurance  (long-  and  short-term)  on  the  same  terms  and conditions as provided to senior management of the Company; and

(e) in the event Employee relocates to New Jersey prior to April 19, 2000, a relocation allowance in the amount of $35,000, payable upon Employee's change of his principal residence from Malvern, Pennsylvania to New Jersey. The Company shall deduct from such $35,000 applicable payroll taxes, withholding taxes and other required amounts.

                               CAREADVANTAGE, INC.

            CONFIDENTIALITY, INVENTION AND NON-SOLICITATION AGREEMENT



I,  Dennis  J.  Mouras,   as  partial   consideration   for  my   employment  by
CareAdvantage, Inc. or its subsidiaries and affiliates (including without limitation CareAdvantage Health Systems, Inc. and Contemporary HealthCare Management, Inc.) or successors in business (hereinafter individually and collectively the "Company"), and for the compensation to be paid to me during the continuance of such employment, enter into this Confidentiality, Invention and Non-Solicitation Agreement (hereinafter "Agreement") as follows:

                   1. Non-Interference With Third-Party Rights

1.1 I understand that my employment with the Company is based on (a) my representation that I am free to undertake employment with the Company and the duties and obligations imposed under this Agreement without breach of any other agreement (whether written or oral) or duty to another party, and (b) my acknowledgment that the Company is entitled to the benefit of my work. I further understand that the Company has no interest in using any person's patents, copyrights, trade secrets or trademarks in an unlawful manner. As such, I shall not misapply proprietary rights that the Company has no rights to use.

                   2. Confidentiality of Trade Secrets and Business Information

2.1 I acknowledge that during the course of my employment, I may develop and obtain access to trade secrets and confidential business information of the Company. Under the law a "trade secret" is a type of intangible property, and its theft is a crime in most states. A trade secret generally consists of valuable, secret information or ideas that the Company collects or uses in order to keep its competitive edge. Examples of trade secrets are system designs, computer programs and software, proprietary clinical protocols, operating processes, and any other proprietary technology. "Confidential business information," which the Company also treats as proprietary, consists of all other competitively sensitive information kept in confidence by the Company. Examples of confidential business information are selling and pricing information and procedures, business and marketing plans, and internal financial statements.

2.2 I agree to not use or disclose any trade secrets to which I am exposed or have access to in the course of my employment with the Company, whether such trade secrets belong to the Company (including trade secrets embodied or contained in any Employee Developments as defined in Section 4.1) or to third parties, during my employment and for so long afterward as the pertinent information or data remain trade secrets, whether or not the trade secrets are in written or tangible form, except as required and authorized during the performance of my duties. I further agree to not use or disclose any confidential business information to which I am exposed or have access to in the course of my employment with the Company, whether such information belongs to the Company (including confidential business information embodied or contained in any Employee Developments as defined in Section 4.1) or to third parties, during my employment and for so long afterward as the pertinent information or data remain confidential business information, whether or not the confidential business information is in written or tangible form, except as required and authorized during the performance of my duties.

                   3. Return of Company Property

3.1 At the request of the Company, and in any event, at the time of termination of my employment, I will return all records, materials and other physical objects that pertain to the Company's business or to my employment, including but not limited to all memoranda, notes, records, drawings, manuals, documents, papers, computer software and passwords or other identification materials (including all copies thereof). I will also return to the Company all materials involving any trade secrets or confidential business information of the Company. The foregoing obligations apply to all materials relating to the affairs of the Company or to any of its customers, clients, vendors or agents which may be in may possession or control.

                   4. Ownership of Employee Developments

4.1 The Company shall be entitled to own and to control all care management, medical, technological, operating, and training ideas, processes and materials that are developed or conceived by me, solely or jointly with others, at any time during my employment with the Company to the extent that they relate to the Company's then present business (collectively known as "Employee Developments"). Accordingly, I will promptly disclose and make available to the Company all work papers, models or other tangible embodiments of such Employee Developments. Further, I will deliver and assign to the Company all copyrights, inventions, discoveries, improvements and trade secrets (whether or not patentable), including all interests in computer programs, arising in connection with my employment with the Company, and I will take whatever steps may be needed to give the Company the full and exclusive benefit of them. To the fullest extent permitted by applicable law, all such inventions and developments shall be considered work made for hire under applicable law, and I shall assign to the Company all other rights that I may have in any such inventions and developments.

                   5. Non-Solicitation

5.1 I agree that during the period commencing on the date hereof to and including the first anniversary of the date on which I cease to be employed by the Company (the "Non-Solicitation Period"), I and any entity in which I have an equity interest shall not solicit any customer of the Company or any prospective customer of the Company to provide (i) utilization review of inpatient or outpatient care, managed care services, or disease management services (collectively, "Care Management Services"), or (ii) training with respect to Care Management Services. For purposes of this Section, a "prospective customer of the Company" includes (A) any entity to which, during the period of my employment with the Company, the Company has made a proposal to provide Care Management Services or training with respect to Care Management Services, or (B) any entity that the Company specifically identifies as a prospective customer, in good faith, during the term of my employment with the Company; a "prospective customer" shall not include an entity that would otherwise meet the definition of Clause (A) where such entity has expressly indicated to the Company (prior to any solicitation by me or an entity in which I have an equity interest) that it is not interested in becoming a customer of the Company. Notwithstanding the foregoing, however, this Section shall not be deemed to prevent me from (a) investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than 1% of the voting stock of any company's securities, or (b) making passive investments in which I do not participate in management. I further agree that during the Non-Solicitation Period, I shall not seek or accept employment, an affiliation, a consultancy or any other arrangement with any entity with which Company, at the time of the termination of my employment, has or is negotiating a business relationship other than as a vendor to the Company.

5.2 I acknowledge that I have been employed for my special talents. I further acknowledge that my training, experience and technical skills are of such breadth that the foregoing obligations will not unreasonably impair my ability to engage in business activity after the termination of my employment.

5.3 I agree that I will not, during the Non-Solicitation Period, hire or offer to hire or entice away or in any other manner persuade or attempt to persuade, either in my individual capacity or as agent for another, any of Company's officers, employees, or agents to discontinue their relationship with the Company. I further agree that I will not, during the Non-Solicitation Period, contract, solicit or divert or attempt to contact or divert from the Company any business whatsoever by influencing or attempting to influence any customer or account of the Company at the time of termination of my employment.

                   6. Other Terms

6.1 This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its subsidiaries and affiliates, together with their successors, and me, together with my executor, administrator, personal representative, heirs and legatees.

6.2 This Agreement merges with and supersedes all prior and contemporaneous agreements and understandings (except the Employment Agreement between the parties executed contemporaneously herewith), whether written or oral, express or implied, to the extent they contradict or conflict with the provisions hereof.

6.3 If any term of this Agreement is found to be unlawful or unenforceable in any respect, the courts shall enforce such term, in whole or in part, and all other terms of this Agreement to the fullest extent possible.

6.4 Irreparable harm should be presumed if this Agreement is breached in any way. Damages would be impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition of employment with the Company. Furthermore, this Agreement is intended to protect the proprietary rights of the Company in important ways, and even the threat of any misuse of any proprietary information disclosed to or developed by me under this Agreement would be extremely harmful because of the importance and value of such material. In light of these considerations, I agree that upon the Company's request a court of competent jurisdiction should immediately enjoin any breach of this Agreement upon proof of such matters as may be required by such court, other than irreparable harm which should be presumed as aforesaid. In addition, the Company is released from the requirement to post any bond in connection with a grant of a temporary or interlocutory relief, to the extent permitted by law.

6.5 My obligations under this Agreement shall remain unaffected by the termination of my employment with the Company.

6.6 This Agreement shall be governed by and enforced in accordance with the laws of the State of New Jersey.


CAREADVANTAGE, INC.                          DENNIS J. MOURAS

By: /s/ Richard W. Freeman                   /s/  Dennis J. Mouras
    ----------------------                   ----------------------
    Richard W. Freeman                       Dennis J. Mouras